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                                                                      Exhibit 23




                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-94354) pertaining to the 1993 Management Agreement between vFinance.com, Inc. (formerly Peachtree FiberOptics, Inc.) and Leonard J. Sokolow, the Registration Statement (Form S-8 No. 333-85529), pertaining to the Consulting and Acquisition Management Agreement with Stephen Krause and Timothy Mahoney, and the Registration Statement (Form S-8 No. 333-91443) pertaining to the Consulting Agreement with Stephen Krause, the Agreement with Atlas, Pearlman, Trop & Borkson, P.A. and the Agreement with Sidney Levine, of our report dated March 10, 2000, with respect to the consolidated financial statements of vFinance.com, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31,1999.


                                                    /s/ Ernst & Young LLP

March 29, 2000